Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-193746, 333-205768 and 333-219263) and the Registration Statement on Form S-8 (File No. 333-197735) of Nova LifeStyle, Inc. (the “Company”) of our report dated May 12, 2020, relating to the Company’s consolidated financial statements which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

May 12, 2020